EXHIBIT 10.3

Amendment to Convertible Promissory Notes

Galt Petroleum, Inc., a Nevada corporation, and Evolution Capital, LLC, a Utah limited liability company, hereby amend each of the following Convertible Promissory Notes between the parties to change the Maturity Date in each note to the date six months after the Maturity Date referenced in each note:

Date of Note	Amount	Original Maturity Date

September 15, 2011	$25,000	March 15, 2012
October 19, 2011	$20,000	April 19, 2012
November 15, 2011	$19,000	May 12, 2012

No other terms of such notes shall be modified or amended hereby.

This amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Accepted and agreed this  23rd  day of August, 2012.

Evolution Capital, LLC	Galt Petroleum, Inc.

/s/ Michael Doron	/s/ Cary Valerio
Michael Doron, Manager	Cary Valerio, Chief Executive Officer